UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2007

ORTHOVITA, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-24517	23-2694857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Great Valley Parkway Malvern, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone, including area code: (610) 640-1775

Not applicable.

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective February 8, 2007, Orthovita, Inc. (“Orthovita” or “the Company”) appointed Mr. Joseph M. Paiva as its Chief Business Officer and Mr. Albert J. Pavucek, Jr. as its Chief Financial Officer.

Mr. Paiva, 51, previously served as the Company’s Chief Financial Officer since 1997. Mr. Paiva’s employment agreement with the Company is attached as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 2004.

Prior to his appointment as Chief Financial Officer, Mr. Pavucek served as Orthovita’s Vice President, Finance and Controller since September 2006. Before joining Orthovita, Mr. Pavucek, 44, served as Vice President, Finance and Operations, of PDI, Inc., a publicly traded biopharmaceutical commercialization partner, from 2002 to September 2006. Mr. Pavucek also served as Executive Director, Controller of PDI, Inc. from 2001 to 2002. Prior to joining PDI, Inc., Mr. Pavucek served at Astra Zeneca, L.P. from 1994 to 2001 in finance and operations roles of increasing responsibility, culminating as Sales Force Controller in 1996. Mr. Pavucek holds Bachelor and Master Degrees in Business Administration from Temple University, and is a Fellow Alumnus of the Wharton School of Business at the University of Pennsylvania.

Mr. Pavucek, 44, has an “at will” employment arrangement with Orthovita which includes the following:

1.	Annual Base Salary of $200,000, subject to review and adjustment by the Board of Directors of the Company based on recommendations by the Compensation Committee of the Board;

2.	Eligibility for annual discretionary performance bonus awards based on Company and individual objectives and milestones established by the Board of Directors of the Company each year. Under the annual discretionary performance bonus program, Mr. Pavucek is eligible to receive an annual target bonus of 35% to 40% of his base salary upon attainment of certain individual and Company annual performance objectives;

3.	Eligibility for awards under the Company’s long-term incentive compensation plan, as determined by the Board of Directors based on recommendations of the Compensation Committee of the Board;

4.	Eligibility to participate in the Company’s 401(k) plan;

5.	Eligibility for medical and disability insurance and other forms of health, life and other insurance and/or benefits provided by the Company to its employees;

6.	An automobile allowance of $600 per month;

7.	Vacation, paid sick leave and all other employee benefits provided by the Company to its executive officers; and

8.	The Company has entered into change of control agreements with certain of its executive officers and vice presidents, including Mr. Pavucek. The severance benefits provided under the change of control agreement are described in the Company’s annual meeting proxy statement filed on May 1, 2006 with the Securities and Exchange Commission.

A copy of Orthovita’s press release naming Messrs. Paiva and Pavucek to the positions of Chief Business Officer and Chief Financial Officer, respectively, is attached here to as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated February 7, 2007, issued by Orthovita, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORTHOVITA, INC.

By:	/s/ Albert J. Pavucek, Jr.
Albert J. Pavucek, Jr.
Chief Financial Officer

Dated: February 8, 2007